Scharf Pera & Co., PLLC
Certified Public Accountants
4600 Park Road
Suite 112
Charlotte, North Carolina 28209
704-372-1167
Fax:  704-377-3259

January 27, 2012

Securities and Exchange Commission
100 F. Street, N.E.
Washington, D.C. 20549

Re:  Commission File Number:  000-50502
        Premier Alliance Group, Inc.

We have read the Form 8-K of Premier Alliance Group, Inc. dated January 27, 2012.  We agree with the statements made by Premier Alliance Group, Inc. in the Form 8-K concerning the dismissal of our firm as Premier’s principal accountant effective upon the conclusion of the audit for the year ended December 31, 2011.

Sincerely,

/s/  Scharf Pera & Co

Scharf Pera & Co., PLLC
Certified Public Accountants